NAGC announces effective date of its 25 share to 1 share consolidation of its issued and outstanding stock.

OTCBB - NAGC
SURREY, BC, / May 26 / - Martin Ermer, President and Director of NAGC (the "Company") announces that the previously announced consolidation of shares of the Company will be effective Tuesday, June 1, 2004. All shareholders will be eligible to receive 1 share for each 25 shares. Shareholders entitled to fractional shares as a result of the reverse split will have the fractional shares rounded up to the nearest whole share.
The consolidation of the shares is subject to regulatory approval. If approved, the issued and outstanding shares of the Company will be approximately 560,000 issued and outstanding shares.

Martin Ermer
President & Secretary

The statements in the press release that relate to the company's expectations with regard to the future impact on the company's results from acquisitions or actions in development are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. The statements in this document may also contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Since this information may contain statements that involve risk and uncertainties and are subject to change at any time, the company's actual results may differ materially from expected results.